Exhibit 23.6

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 2 to the Registration Statement (No. 333-233637) on Form S-4 of TPG Pace Holdings Corp. of our report dated March 28, 2019, relating to the consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for fiscal year ending December 31, 2018. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Davenport, Iowa

October 24, 2019